UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2006

CHINA MINERAL ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50833	20-0938259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
210 EAST 85TH STREET, SUITE 16, NEW YORK, NEW YORK		10028
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 672-1909

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement;

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As reported in its August 10, 2006 proxy statement relating to its upcoming special meeting of stockholders scheduled for August 28, 2006, the registrant on August 4, 2006 obtained three loans from Mr. Daniel Kunz, Dr. Bing Zhao and Dr. Simon Mu, directors of the registrant, in the amounts of US$40,000, 30,000 and 30,000, respectively, for the purpose of funding obligations incurred by the registrant in connection with proposing to amend its certificate of incorporation as detailed therein. As also noted in that proxy material, which is available on the website of the U.S. Securities and Exchange Commission (SEC) at http://www.sec.gov, these directors have also agreed to indemnify the registrant to the extent necessary to ensure that certain liabilities do not reduce funds in the registrant’s IPO trust account, which indemnification obligations remain in effect.

The loans bear simple interest at the rate of 8% per annum, payable on the earlier of March 31, 2007 or the date the registrant dissolves without a business combination having been completed, are prepayable in whole or in part at any time, and are subject to acceleration upon the occurrence of certain bankruptcy-related and default events set forth in the promissory notes evidencing the loans. The foregoing description of the loans is qualified by reference to the terms of the promissory notes evidencing them, the form of which is included as Exhibit 10.1 to this Current Report on Form 8-K

Item 8.01. Other Events.

On August 10, 2006, the registrant filed with the SEC definitive proxy materials relating to its upcoming special meeting of stockholders scheduled for August 28, 2006.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1 Form of promissory note.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MINERAL ACQUISITION CORPORATION

Date: August 15, 2006	By:	/s/ Daniel Kunz
Name: Daniel Kunz Title: Chairman of the Board

EXHIBIT INDEX

Exhibit No.  Description

10.1   Form of promissory note.